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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Domestic Subsidiaries:

BANKRUPTCY, INC.
BPL, INC.
CABLE SHOPPING MALL, INC.
C.O.M.B. -- VCA, INC.
C-S MARKETING, INC.
CVN-ASC II, INC.
CVN COLORADO, INC.
CVN COMPANIES, INC.
CVN DIRECT MARKETING CORP.
CVN DISTRIBUTION CO., INC.
CVN MANAGEMENT, INC.
CVN-MICHIGAN, INC.
CVN-ST. LOUIS, INC.
CVN TV CO.
CVN-W, INC.
DIAMONIQUE CORPORATION
DIAMONIQUE (PENNSYLVANIA) CORPORATION
Q2 INC.
QVC BRITAIN I, INC.
QVC BRITAIN II, INC.
QVC BRITAIN III, INC.

QVC CHESAPEAKE, INC.
QVC DELAWARE, INC.
QVC HOLDINGS, INC.
QVC INTERNATIONAL INC.
QVC MEXICO, INC.
QVC MEXICO II, INC.
QVC MEXICO III, INC.
QVC NETWORK OF COLORADO, INC.
QVC OF THAILAND, INC.
QVC-QRT, INC.
QVC SAN ANTONIO, INC.

Foreign Subsidiaries:

QVC, an unlimited company registered and incorporated under the laws of England, No. 2807164

QVC BRITAIN, an unlimited company registered and incorporated under the laws of England, No. 2825241

QVC DE MEXICO, a Mexican company
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